Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Paradise, Inc. on Form 10-K for the period ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack M. Laskowitz, as Chief Financial Officer of Paradise, Inc., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Paradise, Inc.

/s/ Jack M. Laskowitz Jack M. Laskowitz Chief Financial Officer and Treasurer	Date: March 27, 2014